Exhibit 99.1

Nicholas R. Loglisci Jr. Leaves Digital Fusion Board; Roy Crippen Assumes Role as Chairman

    HUNTSVILLE, Ala.--(BUSINESS WIRE)--March 2, 2005--Digital Fusion, Inc. (OTCBB:DIGF), an information technology ("IT") and engineering services provider, today announced that Nicholas R. Loglisci Jr. has resigned from the board of Digital Fusion effective March 6, 2005. Roy Crippen, the Company's CEO will assume the additional role as the Company's chairman.
    The resignation is a mandatory employment prerequisite of the publicly traded NYSE investment management and research firm that Mr. Loglisci will join in early March. Mr. Loglisci co-founded Digital Fusion, formerly IBS Interactive, in May of 1995 and has held the position of chairman since inception.
    Roy Crippen joined Digital Fusion in 2000 as a board member and chief operating officer, and in 2001 he assumed his current role as chief executive officer.
    "Digital Fusion has been a big part of my life for the past ten years and I know I will miss it, but I also know that it is in good hands with solid managers and a solid board," said Nicholas R. Loglisci, Jr., chairman of the board. "I believe the future of Digital Fusion is extremely bright and I intend to serve in a non-fiduciary, advisory role for the Company as long as I am needed and as long as my new position and responsibilities permit. I wish Roy, Gary Ryan our president and all the employees of Digital Fusion well."
    "The board sincerely thanks Nick for his professional and tireless service to Digital Fusion," said Roy E. Crippen, chief executive officer. "We wish Nick the greatest of success in the exciting new opportunity that has come his way."

    About Digital Fusion

    Digital Fusion is an information technology and engineering services company that helps its customers make the most of technology to meet their business needs. Digital Fusion's IT Services division provides solutions to both government and commercial customers, focused in the following areas: Business Process Automation, Application Development and Data Management, Application Security, Web Portals and Digital Dashboards, System Integration and IT Support. Digital Fusion's Engineering Services division supports a variety of customers with state-of-the-art solutions that include: Computational Aerodynamics/CFD; Optical Systems Design, Development and Test; Thermo/structural Dynamics; Models and Simulations; Hardware-in-the-Loop Testing; Program Analysis; and Ground/Flight Planning, Execution, and Data Analysis. Based in Huntsville AL, Digital Fusion also has offices in Washington D.C., Orlando, and New Jersey. For additional information about Digital Fusion visit http://www.digitalfusion.com.
    Forward-Looking Statements. All statements other than statements of historical fact included in this release are forward-looking statements. When used in this release, words such as "project," "anticipate," "believe," "estimate," "expect," "plan", "intend" and similar expressions, as they relate to the Company or its management, as well as assumptions made by and information currently available to the Company's management, identify forward-looking statements. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including, but not limited to: the effect of business and economic conditions; the impact of competitive products and pricing; capacity and supply constraints or difficulties, the Company's dependence on continued funding of U.S. government programs; contract procurement and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees, and material changes in laws or regulations applicable to the Company businesses. Such statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.

    CONTACT: Digital Fusion, Inc., Huntsville
             Roy E. Crippen, 256-837-2620
             rcrippen@digitalfusion.com